               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                  This Amended and Restated Registration Rights Agreement, dated as of July 10, 1998 (this "Agreement"), is made by and among Candlewood Hotel Company, Inc., a Delaware corporation ("Candlewood" or the "Company"), Doubletree Corporation, a Delaware corporation ("Doubletree"), Mr. Jack P. DeBoer ("DeBoer"), on behalf of himself and as representative of the Alexander John DeBoer Trust dated March 14, 1995 and the Christopher Scott DeBoer Trust dated March 14, 1995 (collectively, the "Trusts"), the Warren D. Fix Family Partnership, L.P. (the "Fix Partnership") and each of the parties set forth on Schedule A attached hereto (collectively, the "Investors" and, together with Candlewood, Doubletree, DeBoer, the Trusts and the Fix Partnership, the "Parties").

                                   BACKGROUND

                  A. DeBoer, Doubletree and the Fix Partnership had previously entered into that certain Incorporation and Registration Rights Agreement dated September 1, 1996 (the "Original Agreement").

                  B. The Company completed an initial public offering of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company on November 5, 1996 (the "Initial Public Offering").

                  C. In connection with the issuance and sale of shares of Series A Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of the Company pursuant to the Stock Purchase Agreement, dated as of August 27, 1997, among the Company and the other parties signatory thereto, the Original Agreement was terminated and the Company entered into the Registration Rights Agreement, dated as of September 22, 1997 (the "Second Registration Rights Agreement"), among the Company, DeBoer, the Trusts, the Fix Partnership and the other parties signatory thereto.

                  D. In connection with the issuance and sale of (i) shares of Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Company and (ii) warrants (the "Warrants") exercisable to purchase initially 336,000 shares of Common Stock at an initial exercise price of $12.00 per share pursuant to the Securities Purchase Agreement, dated as of June 30, 1998 (the "Securities Purchase Agreement"), among the Company and the other parties signatory thereto, the Company has agreed to grant certain registration rights with respect to the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock and the exercise of the Warrants.

                  E. The parties to the Second Registration Rights Agreement hereby terminate the Second Registration Rights Agreement and enter into this Agreement on the terms and subject to the conditions set forth below.

                  NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the Parties agree as follows:

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                  1.       Certain Definitions. As used in this Agreement the
following terms shall have the following respective meanings:

                  "Commission" means the United States Securities and Exchange Commission.

                  "Eligible Securities" means the shares of Common Stock (i) issued to Doubletree, DeBoer, the Trusts and the Fix Partnership upon the reorganization of the Company from Candlewood Hotel Company, LLC to a Delaware corporation, (ii) to be issued upon the conversion of the Series A Preferred Stock into Common Stock, stock dividends paid with respect to such shares or issued in exchange for or in lieu of such shares, (iii) issued or issuable upon exercise of any Series A Purchase Warrants, (iv) to be issued upon (x) the conversion of the Series B Preferred Stock into Common Stock and (y) the exercise of the Warrants into Common Stock, and stock dividends paid with respect to such shares or issued in exchange for or in lieu of such shares and
(v) issued or issuable upon exercise of any Series B Purchase Warrants ("Eligible Securities" described in clause (ii) or (iii) being referred to collectively as "Series A Preferred Eligible Securities" and "Eligible Securities" described in clause (iv) or (v) being referred to collectively as "Series B Preferred Eligible Securities").

                  "Holder" means a registered holder of outstanding Eligible Securities or securities convertible into or exercisable for Eligible Securities.

                  "Preferred Stock" means, collectively, the Series A Preferred Stock and the Series B Preferred Stock.

                  "Purchase Warrants" means, collectively, the Series A Purchase Warrants and the Series B Purchase Warrants.

                  "Securities Act" means the Securities Act of 1933 or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Series A Certificate of Designation" means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof, dated September 22, 1997, relating to the Series A Preferred Stock.

                  "Series A Preferred Stock" has the meaning set forth in the recitals to this Agreement.

                  "Series A Purchase Warrant" means any warrant for the purchase of Common Stock issued to any holder of Series A Preferred Stock in accordance with the terms of the Series A Certificate of Designation establishing the preferences and rights of and the qualifications, limitations and restrictions with respect to the Series A Preferred Stock.

                  "Series B Certificate of Designation" means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock

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and Qualifications, Limitations and Restrictions Thereof, dated July 9, 1998, relating to the Series B Preferred Stock.

                  "Series B Preferred Stock" has the meaning set forth in the recitals to this Agreement.

                  "Series B Purchase Warrant" means any warrant for the purchase of Common Stock issued to any holder of Series B Preferred Stock in accordance with the terms of the Series B Certificate of Designation establishing the preferences and rights of and the qualifications, limitations and restrictions with respect to the Series B Preferred Stock.

                  "Warrants" has the meaning set forth in the recitals to this Agreement.

                  2.       Required Registration.

                           (a)      At any time after 90 days from the date of
the issuance and sale of the Series B Preferred Stock (i) Doubletree, (ii) Investors holding at least 50% of the shares of the Series A Preferred Eligible Securities or (iii) Investors holding at least 50% of the shares of Series B Preferred Eligible Securities may deliver to the Company a written request that the Company file and use its best efforts to cause to become effective a registration statement under the Securities Act with respect to such number of the Eligible Securities owned by Doubletree or the Investors as shall be specified in such request (a "Registration Request"); provided, however, that the Company shall not be obligated to effect any such registration pursuant to subsections (ii) or (iii) on behalf of the Investors unless the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $20,000,000. Except as otherwise provided in Section 2(b)(iv), 2(b)(v) and 2(b)(vi) hereof, the Company shall not be required to file and use its best efforts to cause to become effective, pursuant to a Registration Request under this Section 2, (a) more than two registration statements at the demand of Doubletree, (b) more than two registration statements at the demand of the Investors holding shares of Series A Preferred Eligible Securities or (c) more than two registration statements at the demand of Investors holding shares of Series B Preferred Eligible Securities. The party or parties delivering a Registration Request is hereinafter referred to as the "Requesting Holder." The second Registration Request made by the Investors holding shares of Series A Preferred Eligible Securities may be identified by such Requesting Holders as a "Series A Priority Demand." The second Registration Request made by Investors holding shares of Series B Preferred Eligible Securities may be identified by such Requesting Holders as a "Series B Priority Demand".

                           (b)      As soon as practicable following the receipt
of a Registration Request, the Company will use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such Registration Request, the number of shares of Eligible Securities specified in such Registration Request (and the number of Eligible Securities specified in all notices received from Holders within 20 days after their receipt of notice delivered pursuant to Section 4 hereof). The Company will also be entitled to include in any registration statement filed pursuant to a Registration Request, for sale in accordance with the method of disposition specified in such Registration Request, such number of shares of Common Stock as the Company shall desire to sell for its own account. If the method of sale designated is an underwritten public offering, the managing underwriter or underwriters must be reasonably acceptable to both the Requesting Holder, or the holders of a majority of the Eligible Securities held by all parties comprising the Requesting Holder if more than one party is the Requesting Holder, and the Company, which acceptance shall not be unreasonably withheld. Notwithstanding the foregoing provisions of this paragraph (b), to the extent that, in the opinion of the underwriter or underwriters (if the method of disposition shall be an underwritten public offering), marketing considerations require the reduction of the number of shares of Common Stock covered by any such registration, the number of shares of Common Stock to be registered and sold pursuant to such registration shall be reduced as follows:

                                    (i) The number of shares of Eligible
Securities to be registered on behalf of the Company shall be reduced (to zero, if necessary);

                                    (ii) The number of shares of Eligible
Securities to be registered on behalf of DeBoer, the Trusts and the Fix Partnership shall be reduced (to zero, if necessary) pro rata according to the number of shares of Eligible Securities held by each;

                                    (iii) The number of shares of Eligible
Securities to be registered on behalf of Doubletree and the Investors shall be reduced pro rata according to the number of shares of Eligible Securities held by each; provided, however, that in connection with a Series A Priority Demand the number of shares of Eligible Securities requested to be registered on behalf of the Investors shall only be reduced after the number of shares requested to be registered by Doubletree has been reduced to zero; and provided, further, that in connection with a Series B Priority Demand the number of shares of Eligible Securities requested to be registered on behalf of the Investors shall only be reduced after the number of shares requested to be registered by Doubletree has been reduced to zero;

                                    (iv) Notwithstanding the foregoing, if in
connection with any Registration Request made by Doubletree, the number of Eligible Securities requested to be registered by Doubletree shall have been reduced, the number of Registration Requests granted to Doubletree pursuant to clause 2(a) above shall be increased by one;

                                    (v) Notwithstanding the foregoing, if in
connection with any Registration Request made by the Investors holding shares of Series A Preferred Eligible Securities, such Investors requesting inclusion of Eligible Securities in such registration shall experience a reduction in the number of such Eligible Securities by 10% or more, the number of Registration Requests granted to the Investors holding shares of Series A Preferred Eligible Securities pursuant to clause 2(a) above shall be increased by one;

                                    (vi) Notwithstanding the foregoing, if in
connection with any Registration Request made by the Investors holding shares of Series B Preferred Eligible Securities, such Investors requesting inclusion of Eligible Securities in such registration shall experience a reduction in the number of such Eligible Securities by 10% or more, the number of Registration Requests granted to the Investors holding shares of Series B Preferred Eligible Securities pursuant to clause 2(a) above shall be increased by one; and

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

                                    (vii) In no event shall any registration of
Common Stock by the Company pursuant to Section (vi)(b) of the Series A Certificate of Designation or Section (vi)(b) of the Series B Certificate of Designation constitute a Registration Request allowable to any Holder pursuant to clause 2(a) above.

                           (c)      Notwithstanding the foregoing provisions of
this Section 2, the Company shall not be obligated to file a registration statement at the demand of any Holder pursuant to this Section 2 within 180 days following any underwritten public offering of Common Stock or of securities of the Company convertible into or exercisable or exchangeable for Common Stock.

                           (d)      Notwithstanding anything to the contrary
contained herein, the exercise by any Holder of any right hereunder with respect to shares of Series A Preferred Eligible Securities or shares of Series B Preferred Eligible Securities, as the case may be, shall not effect or diminish any other rights of such Holder hereunder with respect to any other securities of the Company held by such Holder.

                  3.       Shelf Registration on Form S-3.

                           (a)      At any time after 90 days from the date of
the issuance and sale of the Series B Preferred Stock any Holder or Holders may deliver to the Company a written request (a "Form S-3 Request") that the Company file and use its best efforts to cause to become effective a "shelf" registration statement on Form S-3 (or such equivalent successor form) under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration Statement") with respect to such number of Eligible Securities owned by the Holder or Holders as shall be specified in such request; (and the number of Eligible Securities specified in all notices received from Holders within 20 days after their receipt of notice delivered pursuant to Section 4 hereof); provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 3 unless the aggregate value of the securities to be registered thereon would exceed $2,500,000. The Company shall not be required to file and use its best efforts to cause to become effective, pursuant to a Form S-3 Request under this Section 3, (a) more than two Shelf Registration Statements at the request of Doubletree, (b) more than two Shelf Registrations at the request of the Investors holding shares of Series A Preferred Eligible Securities or (c) more than two Shelf Registrations at the request of Investors holding shares of Series B Preferred Eligible Securities.

                           (b)      As soon as practicable following the receipt
of a Form S-3 Request, the Company will use its best efforts to register under the Securities Act, for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, the number of shares of Eligible Securities specified in such Form S-3 Request (and the number of Eligible Securities specified in all notices received from Holders within 20 days after their receipt of notice delivered pursuant to Section 4 hereof). The Company will also be entitled to include in any Shelf Registration Statement filed pursuant to this Section 3 such number of shares of Common Stock as the Company shall desire to sell for its own account.

                  4.       Piggyback Registration.

                           (a)      If the Company at any time proposes to
register Common Stock under the Securities Act for sale to the public (including registrations pursuant to Section 2 or 3 hereof), whether for its own account or for the account of other security holders or both (except registration statements on Form S-8, S-4 or another form not available for registering the Eligible Securities for sale to the public), each such time it will give written notice to all Holders of its intention to do so. Upon the written request of any Holder (a "Piggyback Request"), given within 20 days after receipt of any such notice, to register any of its Eligible Securities, the Company will use its best efforts to cause the Eligible Securities as to which registration shall have been so requested to be covered by the registration statement proposed to be filed by the Company.

                           (b)      In the event that any registration statement
described in this Section 4 shall relate, in whole or in part, to an underwritten public offering of shares of Common Stock, the Eligible Securities to be registered must be sold through the same underwriters as have been selected by the Company or agreed to pursuant to Section 2(b) hereof. Otherwise, the method of distribution of the Eligible Securities to be sold by any Holder making a Piggyback Request shall be as specified therein. Except in the case of a registration statement filed pursuant to a Registration Request under Section 2 hereof or a Form S-3 Request made under Section 3 hereof, the number of shares of Common Stock to be included in such registration statement on account of any person (other than the Company) may be reduced if and to the extent that the underwriter or underwriters shall be of the opinion that such inclusion would materially adversely affect the marketing of the total number of shares of Common Stock proposed to be sold, and the number of shares to be registered and sold by each person (other than the Company) shall be reduced pro rata according to the relative number of fully diluted shares owned by such person. Notwithstanding the foregoing provisions of this Section 4, the Company may withdraw any registration statement referred to in this Section 4 without thereby incurring any liability to any requesting Holder.

                  5. Registration Procedures. If and whenever the Company is required by the provisions of Section 2, 3 or 4 to effect the registration of any Eligible Securities under the Securities Act, the Company shall:

                           (a)      prepare and file with the Commission a
registration statement with respect to such securities which will permit the public sale thereof in accordance with the method of distribution specified in the applicable Registration Request, and the Company shall use its best efforts
(i) to cause such registration statement to be filed within 60 days of receipt of the Registration Request (ii) to cause such registration statement to be declared effective as promptly as practicable and (iii) to maintain the effectiveness of such registration statement for a period of not less than 90 days (or until such time as all securities sold thereunder shall have been sold, in the case of a registration on Form S-3);

                           (b)      promptly prepare and file with the
Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to effect and maintain the effectiveness of such registration statement for the period specified in Section 5(a) and as to comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period, including such amendments or supplements as are necessary to cure any untrue statement or omission referred to in Section 5(e)(vi);

                           (c)      provide to the managing underwriter or
underwriters and not more than one counsel for all underwriters and to the Holders of Eligible Securities to be included in such registration statement and not more than one counsel for all such Holders (such counsel to be reasonably acceptable to the Company) the opportunity to participate in the preparation of
(i) such registration statement, (ii) each prospectus relating thereto and included therein or filed with the Commission and (iii) each amendment or supplement thereto;

                           (d)      make available for inspection by the parties
referred to in Section 5(c) such financial and other information and books and records of the Company, and cause the officers, directors and employees of the Company, and counsel and independent certified public accountants of the Company, to respond to such inquiries, as shall be reasonably necessary, in the judgment of respective counsel to such Holders and such underwriter or underwriters, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that each such person shall be required to retain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential until such time as such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), unless
(i) such person shall be required to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter or to the National Association of Insurance Commissioners or (ii) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, shall not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and such information has not been so set forth after the request by a Holder to such effect; and provided, further, that the Company need not make such information available, nor need it cause any officer, director or employee to respond to such inquiry, unless each such Holder and such counsel, upon the Company's request, execute and deliver to the Company an undertaking to substantially the same effect contained in the immediately preceding proviso;

                           (e)      immediately notify the persons referred to
in Section 5(c) and (if requested by any such person) confirm such advice in writing, (i) when such registration statement or any prospectus included therein or any amendment or supplement thereto has been filed and, with respect to such registration statement or any such amendment, when the same has become effective, (ii) of any material comments by the Commission with respect thereto or any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop

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

order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by Section 5(l)(i) cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Eligible Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (vi) at any time when a prospectus is required to be delivered under the Securities Act, of the occurrence or failure to occur of any event, or any other change in law, fact or circumstance, as a result of which such registration statement, prospectus or any amendment or supplement thereto, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (f)      take reasonable efforts to obtain the
withdrawal at the earliest practicable date of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto;

                           (g)      if requested by the managing underwriter or
underwriters or the Holders of at least a majority of the Eligible Securities being sold in connection with an underwritten public offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or such Holders reasonably specify should be included therein relating to the terms of the sale of such Eligible Securities, including, without limitation, information with respect to the number of Eligible Securities being sold to such underwriters, the names and descriptions of such Holders, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Eligible Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                           (h)      furnish to each Holder of Eligible
Securities included in such registration and each underwriter and counsel for Holder, if any, thereof an executed copy of such registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto, whether or not such exhibits are incorporated by reference therein) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, as such Holder and managing underwriter, if any, may reasonably request in order to facilitate the disposition of such Eligible Securities by such Holder or by the participating underwriters;

                           (i)      use its best efforts to (i) register or
qualify the Eligible Securities to be included in such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Holder of such Eligible Securities and each managing underwriter, if any, thereof shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as is necessary to effect the disposition of such Eligible Securities in the manner

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

contemplated by the registration statement, the prospectus included therein and any amendment or supplement thereto and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder and any participating underwriter or underwriters to consummate the disposition in such jurisdictions of such Eligible Securities; provided, however, that the Company shall not be required for any such purpose to (A) qualify generally to do business as a foreign corporation or a broker-dealer in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this
Section 5(i), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

                           (j)      cooperate with the Holders of the Eligible
Securities included in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Eligible Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders and which shall not bear any restrictive legends; and, in the case of an underwritten public offering, enable such Eligible Securities to be registered in such names as the underwriter or underwriters may request at least two business days prior to any sale of such Eligible Securities;

                           (k)      provide not later than the effective date of
the registration statement a CUSIP number for all Eligible Securities;

                           (l)      enter into an underwriting agreement,
engagement letter, agency agreement, "best efforts" underwriting agreement or similar agreement, as appropriate, and take such other actions in connection therewith as the Holders of at least a majority of the Eligible Securities to be included in such registration shall reasonably request in order to expedite or facilitate the disposition of such Eligible Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten public offering,(i) make such representations and warranties to the Holders of such Eligible Securities included in such registration and the underwriters, if any, in form, substance and scope as are customarily made in an underwritten public offering, (ii) obtain an opinion of counsel to the Company in customary form and covering such matters as are customarily covered by such an opinion as the Holder of at least a majority of such Eligible Securities and the underwriters, if any, may reasonably request, addressed to each participating Holder and the underwriters, if any, and dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement); (iii) obtain a "cold comfort" letter from the independent certified public accountants of the Company addressed to the Holders of the Eligible Securities included in such registration and the underwriters, if any, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, also dated the date of the closing under the underwriting agreement), such letter to be in customary form and covering such matters as are customarily covered by such letters; (iv) deliver such documents and certificates as may be reasonably requested by the Holders of at least a majority of the Eligible Securities included in such registration and the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company, and (v) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Sections 6, 7 and 8 hereof; and

                           (m)      otherwise use its best efforts to comply
with all applicable rules and regulations of the Commission.

                  Notwithstanding the provisions of Section 5(a), the Company's obligation to file a registration statement, or cause such registration statement to become effective, shall be suspended, without incurring any liability to any Holder, for a period not to exceed 90 days if there exists at the time material non-public information relating to the Company that, in the reasonable opinion of the Company, should not be disclosed, provided that any such suspension shall occur no more than once in any twelve (12)-month period. In such an event, the Company shall promptly inform all Holders of the Company's decision to defer filing of a registration statement and shall notify all Holders promptly (but in any event not later than upon the expiration of the 90-day period specified in the immediately preceding sentence) of the recommencement of the Company's efforts to file the registration statement and to cause the registration statement to become effective.

                  In connection with each registration of Eligible Securities hereunder, the Holders thereof will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with applicable federal and state securities laws. Each such Holder also agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any other event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Holder or the distribution of such Eligible Securities or omits to state any material fact regarding such Holder or the distribution of such Eligible Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update such previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Eligible Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances then existing. Each such Holder further agrees that upon giving any notice referred to in the immediately preceding sentence, or upon receipt of any notice from the Company pursuant to
Section 5(e)(vi) hereof, such Holder shall forthwith discontinue the disposition of Eligible Securities pursuant to the registration statement applicable to such Eligible Securities until such Holder shall have received copies of an amended or supplemented registration statement or prospectus, and if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Eligible Securities at the time of receipt of such notice.

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                  6.       Expenses. The Company shall pay all expenses incurred
in complying with Sections 2, 3 and 4, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses of one counsel for the selling Holders, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws (other than those which by law must be paid by the selling security holders), fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and stock exchange listing fees, but excluding all underwriting discounts and selling commissions applicable to the sale of Eligible Securities. All expenses of participating sellers other than those assumed by the Company in this Agreement shall be borne by such sellers in proportion to the number of shares sold by each seller or as they may otherwise agree.

                  7.       Indemnification.

                           (a)      In the event of a registration of Eligible
Securities under the Securities Act pursuant to Section 2, 3 or 4, the Company shall indemnify and hold harmless each selling Holder, each underwriter of such Eligible Securities thereunder and each other person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such selling Holder, underwriter or controlling person may become subject under the Securities Act or otherwise or in any action in respect thereof, and will reimburse each such selling Holder, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Eligible Securities were registered under the Securities Act pursuant to Section 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any such selling Holder, underwriter or controlling person in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such selling Holder, underwriter or controlling person in writing specifically for use in such registration statement or prospectus.

                           (b)      In the event of a registration of any of the
Eligible Securities under the Securities Act pursuant to Section 2, 3 or 4, each selling Holder of such Eligible Securities, severally and not jointly, will indemnify and hold harmless the Company, each underwriter and each person, if any, who controls the Company or any underwriter within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of securities registered by the registration statement covering such Eligible Securities and each person, if any, who controls such seller, against all losses, claims, damages or liabilities, joint or several, to which the Company or any such officer, director, underwriter, other seller or controlling person may become subject under the Securities

Act or otherwise, and shall reimburse the Company and each such officer, director, underwriter, other seller and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but only to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Holder furnished in writing to the Company by such Holder specifically for use in the registration statement or prospectus relating to such Eligible Securities. Notwithstanding the immediately preceding sentence, the liability of each such Holder hereunder shall not in any event exceed the net proceeds received by such Holder from the sale of Eligible Securities covered by such registration statement.

                           (c)      Promptly after receipt by an indemnified
party hereunder of notice of the commencement of any action, such indemnified party, if a claim in respect thereof is to be made against an indemnifying party hereunder, shall notify such indemnifying party in writing thereof, but the omission so to notify such indemnifying party shall not relieve such indemnifying party from any liability that it may have to any indemnified party other than under this Section 7 and, unless the failure to so provide notice materially adversely affects or prejudices such indemnifying party's defense against any action, shall not relieve such indemnifying party from any liability that it may have to any indemnified party under this Section 7. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from such indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume and undertake the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such defense to be reimbursed by the indemnifying party as incurred.

                           (d)      No indemnifying party shall be liable for
any amounts paid in a settlement effected without the consent of such indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

                           (e)      The reimbursements required by this Section
7 shall be made by periodic payment during the course of the investigation or defense, as and when bills are received and expenses incurred.

                  8. Contribution. If for any reason the indemnity set forth in Section 7 is unavailable or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by said indemnity (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other (determined by reference to, among other things, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to such indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and such indemnified party but also the relative benefits received by the indemnifying party on the one hand and such indemnified party on the other, as well as any other relevant equitable considerations.

                  The Company and the Parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable consideration referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in such paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, a Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the sale of Eligible Securities sold by such Holder and distributed to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person which is not guilty of such fraudulent misrepresentation.

                  9. Underwriting Agreement. If Eligible Securities are to be sold pursuant to a registration statement in an underwritten offering pursuant to Section 2, 3 or 4, the Company and each selling Holder of Eligible Securities agrees to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are reasonably satisfactory to the Company and each such selling Holder and as are customary in the securities business for such an arrangement among such underwriter or underwriters, each such selling Holder and companies of the Company's size and investment stature. No Holder of Eligible Securities may participate in any underwritten sale of Eligible Securities pursuant to Section 2, 3 or 4 hereof unless such Holder agrees to sell such Holder's securities in accordance with any underwriting arrangements approved by the persons entitled hereunder to specify the method of distribution of the securities being registered and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Notwithstanding anything to the contrary contained herein, no Holder of Eligible Securities shall be required to make any representations and warranties to the Company or the underwriters other than representations or warranties regarding the identity of such Holder, such Holder's Eligible Securities, such Holder's ability to transfer title to such Holder's Eligible Securities and such Holder's intended method of distribution or any other representations required by applicable law.

                  10. Limitations on Subsequent Registration Rights. If, subsequent to the date hereof, the Company grants to any holders or prospective holders of the Company's securities the right to require that the Company register any securities of the Company under the Securities Act, such registration rights shall be granted subject to the rights of the Holders to include all or part of their Eligible Securities in any such registration on the terms and conditions set forth in Section 4.

                  11. Rule 144. The Company covenants with the Holders of Eligible Securities that, if and to the extent the Company shall be required to do so under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same may be amended and in effect at the time (the "Exchange Act"), the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act), all to the extent required from time to time to enable such Holder to sell Eligible Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Eligible Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

                  12.      Miscellaneous.

                           (a)      All covenants and agreements contained in
this Agreement by or on behalf of any of the signatories shall bind and inure to the benefit of the respective successors and permitted assigns of the signatories, whether so expressed or not. If any permitted transferee of any Holder of Eligible Securities shall acquire Eligible Securities in any manner (other than by way of a registered public offering), whether by operation of law of otherwise, such Eligible Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Eligible Securities such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. The benefits to which any such permitted transferee shall be entitled shall include, without limitation, the rights to register Eligible Securities under Sections 2, 3 and 4 hereof; provided, however, that any such permitted transferee shall not be entitled to deliver to the Company a Registration Request or a Form S-3 Request pursuant to

Section 2 or 3 hereof unless such permitted transferee acquired from its transferor (i) with respect to Eligible Securities issued upon the conversion of Preferred Stock, at least 100,000 Eligible Securities; provided, however, that the transfer of registration rights held pursuant to this Agreement to a partner, shareholder, equity holder or officer of any Investor shall be without restriction as to minimum shareholding; or (ii) with respect to all other Eligible Securities, at least a majority of the Eligible Securities owned by such transferor at the time of transfer. If the Company shall so request, any such successor or permitted assign shall agree in writing to acquire and hold the Eligible Securities subject to all of the terms hereof. This Section 12(a) shall not be deemed to create any right on the part of any Holder to transfer Eligible Securities in contravention of any restriction thereon contained in any other agreement to which such Holder is a party.

                           (b)      All notices, consents and other
communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

                                    (i) If to Doubletree: 755 Crossover Lane,
Memphis, TN, telecopier number (901) 374-5050, Attention: General Counsel.

                                    (ii) If to the Company: Lakepoint Office
Park, 9342 East Central, Wichita, Kansas 67206, telecopier number (316) 631-1333, Attention: President.

                                    (iii) If to DeBoer or the Trusts: Lakepoint
Office Park, 9342 East Central, Wichita, Kansas 67206, telecopier number (316) 631-1333, Attention: Jack DeBoer.

                                    (iv) If to the Fix Partnership: Lakepoint
Office Park, 9342 East Central, Wichita, Kansas 67206, telecopier number (316) 631-1333, Attention: Warren Fix.

                                    (v) If to an Investor: at the address set
forth on Schedule A attached hereto.

                           (c)      This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware.

                           (d)      This Agreement may not be amended or
modified, and no provision hereof may be waived, except in writing, and any such writing shall only be effective with respect to a Party who has executed such writing. The failure of any of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of that term or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                           (e)      This Agreement may be executed in two or
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (f)      The Parties acknowledge that there may be no
adequate remedy at law if any Party fails to perform any of its obligations hereunder and that each Party may be irreparably harmed by any such failure, and accordingly agree that each Party, in addition to any other remedy to which it may be entitled in law or in equity, shall be entitled to compel specific performance of the obligations of any other Party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any state thereof having jurisdiction.

                           (g)      The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           (h)      In the event that any one or more of the
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

                           (i)      This Agreement is intended by the Parties as
a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter. The Second Registration Rights Agreement, as in existence prior to the execution hereof, is hereby terminated and is and shall be after the date hereof null and void and of no further force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          CANDLEWOOD HOTEL COMPANY, INC.

                                          By:    /S/ JACK P. DEBOER
                                                 -------------------------------
                                          Name:  Jack P. DeBoer
                                          Title: Chief Executive Officer

                                          DOUBLETREE CORPORATION

                                          By:    /S/ PETER H. KESSER
                                                 -------------------------------
                                          Name:  Peter H. Kesser
                                          Title: Vice President

                                          WARREN D. FIX FAMILY PARTNERSHIP, L.P.

                                          By:    /S/ WARREN D. FIX
                                                 -------------------------------
                                          Name:  Warren D. Fix
                                          Title: General Partner

                                          /S/ WARREN D. FIX
                                          --------------------------------------
                                          Warren D. Fix

                                          JACK P. DeBOER, for himself and on
                                          behalf of the ALEXANDER DeBOER TRUST
                                          DATED MARCH 14, 1995 and the
                                          CHRISTOPHER SCOTT DeBOER TRUST DATED
                                          MARCH 14, 1995

                                          /S/ JACK P. DEBOER
                                          --------------------------------------
                                          Name: Jack P. DeBoer

                                          OLYMPUS GROWTH FUND II, L.P.

                                          By: OGP II, L.P., its General Partner
                                              By: RSM, L.L.C., its General
                                                  Partner

                                                  By:    /S/ ROBERT S. MORRIS
                                                         -----------------------
                                                  Name:  Robert S. Morris
                                                  Title: Managing Member

                                          OLYMPUS EXECUTIVE FUND, L.P.

                                          By: OEF II, L.P., its General Partner
                                              By: RSM, L.L.C., its General
                                                  Partner

                                                  By:  /S/ ROBERT S. MORRIS
                                                       -------------------------
                                                  Name:  Robert S. Morris
                                                  Title: Managing Member

                                          MORGAN GUARANTY TRUST COMPANY OF NEW
                                          YORK, AS TRUSTEE OF THE COMMINGLED
                                          PENSION TRUST FUND (MULTI-MARKET
                                          SPECIAL INVESTMENT FUND II) OF MORGAN
                                          GUARANTY TRUST COMPANY OF NEW YORK

                                          By:    /S/ KATHLEEN N. STARRS
                                                 -------------------------------
                                          Name:  Kathleen N. Starrs
                                          Title: Vice President

                                          MORGAN GUARANTY TRUST COMPANY OF NEW
                                          YORK, AS TRUSTEE OF THE MULTI-MARKET
                                          SPECIAL INVESTMENT TRUST FUND OF
                                          MORGAN GUARANTY TRUST COMPANY OF NEW
                                          YORK

                                          By:    /S/ KATHLEEN N. STARRS
                                                 -------------------------------
                                          Name:  Kathleen N. Starrs
                                          Title: Vice President

                                          MORGAN GUARANTY TRUST COMPANY OF NEW
                                          YORK, AS INVESTMENT MANAGER AND AGENT
                                          FOR THE ALFRED P. SOLAN FOUNDATION
                                          (MULTI-MARKET ACCOUNT)

                                          By:    /S/ KATHLEEN N. STARRS
                                                 -------------------------------
                                          Name:  Kathleen N. Starrs
                                          Title: Vice President

                                          CHASE VENTURE CAPITAL ASSOCIATES, L.P.

                                          By: Chase Capital Partners, its
                                              General Partner

                                              By:    /S/ JAMES D. KALLMAN
                                                     ---------------------------
                                              Name:  James D. Kallman
                                              Title: General Partner

                                          PRIVATE EQUITY INVESTORS III, L.P.

                                          By: Rohit M. Desai Associates III,
                                              LLC, General Partner

                                              By:    /S/ FRANK PADOS
                                                     ---------------------------
                                              Name:  Frank Pados
                                              Title: Attorney-In-Fact

                                          EQUITY-LINKED INVESTORS-II

                                          By: Rohit Desai Associates III,
                                              General Partner

                                              By:    /S/ FRANK PADOS
                                                     ---------------------------
                                              Name:  Frank Pados
                                              Title: Attorney-In-Fact

                                          LNR CANDLEWOOD HOLDINGS, INC.

                                          By:    /S/ JEFFREY P. KRASNOFF
                                                 -------------------------------
                                          Name:  Jeffrey P. Krasnoff
                                          Title: President

                                          DELAWARE STATE EMPLOYEES' RETIREMENT
                                          FUNDS

                                          By: Pecks Management Partners Ltd.,
                                              its Investment Advisor

                                              By:    /S/ ROBERT CRESCI
                                                     ---------------------------
                                              Name:  Robert Cresci
                                              Title: Managing Director

                                          DECLARATION OF TRUST FOR THE DEFINED
                                          BENEFIT PLAN OF ZENECA HOLDINGS INC.

                                          By: Pecks Management Partners Ltd.,
                                              its Investment Advisor

                                              By:    /S/ ROBERT CRESCI
                                                     ---------------------------
                                              Name:  Robert Cresci
                                              Title: Managing Director

                                          DECLARATION OF TRUST FOR THE DEFINED
                                          BENEFIT PLAN OF ICI AMERICAN HOLDINGS
                                          INC.

                                          By: Pecks Management Partners Ltd.,
                                              its Investment Advisor

                                              By:    /S/ ROBERT CRESCI
                                                     ---------------------------
                                              Name:  Robert Cresci
                                              Title: Managing Director

                                          J.W. McCONNELL FAMILY TRUST

                                          By: Pecks Management Partners Ltd.,
                                              its Investment Advisor

                                              By:    /S/ ROBERT CRESCI
                                                     ---------------------------
                                              Name:  Robert Cresci
                                              Title: Managing Director

                                     ADVANCE CAPITAL PARTNERS, L.P.

                                     By: Advance Capital Associates, L.P.

                                         By: Advance Capital Management,
                                             LLC

                                             By:    /S/ ROBERT A. BERNSTEIN
                                                    -----------------------
                                             Name:  Robert A. Bernstein
                                             Title: Principal

                                     ADVANCE CAPITAL OFFSHORE PARTNERS,
                                     L.P.

                                     By: Advance Capital Offshore
                                         Associates, LDC

                                         By: Advance Capital Associates,
                                             L.P.

                                             By: Advance Capital Management, LLC

                                                 By:    /S/ ROBERT A. BERNSTEIN
                                                        -----------------------
                                                 Name:  Robert A. Bernstein
                                                 Title: Principal

                                     ALLIED CAPITAL CORPORATION

                                     By:    /S/ G. CABELL WILLIAMS, III
                                            -------------------------------
                                     Name:  G. Cabell Williams, III
                                     Title: Managing Director

                                     ALLIED CAPITAL CORPORATION II

                                     By:    /S/ G. CABELL WILLIAMS, III
                                            -------------------------------
                                     Name:  G. Cabell Williams, III
                                     Title: Managing Director

                                     THE FFJ 1997 NOMINEE TRUST

                                     By:    /S/ SAMUEL T. BYRNE
                                            -------------------------------
                                     Name:  Samuel T. Byrne
                                     Title: Trustee

                                          THE MUTUAL LIFE INSURANCE COMPANY OF
                                          NEW YORK

                                          By:    /S/ SUZANNE E. WALTON
                                                 -------------------------------
                                          Name:  Suzanne E. Walton
                                          Title: Managing Director

                                          J. ROMEO & CO.

                                          By:    /S/ PETER COCCIA
                                                 -------------------------------
                                          Name:  Peter Coccia
                                          Title: Partner

                                          HARBOR INVESTMENTS LTD.

                                          By: Strong Capital Management, Inc.,
                                              its Investment Advisor

                                              By:    /S/ STEPHEN J. SHENKENBERG
                                                     ---------------------------
                                              Name:  Stephen J. Shenkenberg
                                              Title: Vice President & Acting
                                                     General Counsel

                                          STRONG SPECIAL INVESTMENT LIMITED
                                          PARTNERSHIP

                                          By: Strong Capital Management, Inc.,
                                              its General Partner

                                              By:    /S/ STEPHEN J. SHENKENBERG
                                                     ---------------------------
                                              Name:  Stephen J. Shenkenberg
                                              Title: Vice President & Acting
                                                     General Counsel

                                          STRONG QUEST LIMITED PARTNERSHIP

                                          By: Strong Capital Management, Inc.,
                                              its Investment Advisor

                                              By:    /S/ STEPHEN J. SHENKENBERG
                                                     ---------------------------
                                              Name:  Stephen J. Shenkenberg
                                              Title: Vice President & Acting
                                                     General Counsel

                                          *
                                          --------------------------------------
                                          William J. Abrams

                                          *
                                          --------------------------------------
                                          Joseph P. Adams, Jr.

                                          *
                                          --------------------------------------
                                          Eric Anderson

                                          *
                                          --------------------------------------
                                          Robert P. Brennan, Jr.

                                          *
                                          --------------------------------------
                                          Robert Brody

                                          *
                                          --------------------------------------
                                          Vanessa Burgess

                                          *
                                          --------------------------------------
                                          Craig Callen

                                          *
                                          --------------------------------------
                                          Michael Dana

                                          /S/ PETER DEEKS
                                          --------------------------------------
                                          Peter Deeks

                                          *
                                          --------------------------------------
                                          Robert E. Diemar, Jr.

                                          *
                                          --------------------------------------
                                          David Hurwitz

                                          *
                                          --------------------------------------
                                          Steve Kantor

                                          *
                                          --------------------------------------
                                          Louis Klevan

                                          *
                                          --------------------------------------
                                          Larry Lavine

                                          *
                                          --------------------------------------
                                          Daniel J. Mackell

                                          *
                                          --------------------------------------
                                          Patrick McMullan

                                          *
                                          --------------------------------------
                                          Andrew J. McSpadden

                                          *
                                          --------------------------------------
                                          David R. Smith

                                          *
                                          --------------------------------------
                                          Phil Tager

                                          *
                                          --------------------------------------
                                          Douglas M. Weill

                                          /S/ CHARLES RUCK
                                          --------------------------------------
                                          Charles Ruck

                                          *By: Peter Deeks
                                               Attorney-in-Fact
                                          /S/ PETER DEEKS
                                          --------------------------------------
                                          Peter Deeks